DIAMONDROCK HOSPITALITY COMPANY

[                    ] Shares of Common Stock

FORM OF UNDERWRITING AGREEMENT

                    , 2005

CITIGROUP GLOBAL MARKETS INC.

FRIEDMAN, BILLINGS, RAMSEY & CO., INC.

as Representatives of the several Underwriters

c/o Citigroup Global Markets Inc.

388 Greenwich Street

New York, NY 10013

Dear Sirs:

DiamondRock Hospitality Company, a Maryland corporation (the “Company”), DiamondRock Hospitality Limited Partnership, a Delaware limited partnership (the “Partnership”) each confirm their agreement with each of the Underwriters listed on Schedule II hereto (collectively, the “Underwriters”), for whom Citigroup Global Markets Inc. and Friedman, Billings, Ramsey & Co., Inc. are acting as representatives (in such capacity, the “Representatives”), with respect to (i) the sale by the Company of an aggregate of              shares (the “Initial Shares”) of Common Stock, par value $0.01 per share, of the Company (“Common Stock”) in the respective numbers of shares set forth opposite the name of the Company in Schedule I hereto, and the purchase by the Underwriters, acting severally and not jointly, of the respective number of shares of Common Stock set forth opposite the names of the Underwriters in Schedule II hereto, and (ii) the grant of the option described in Section 1(b) hereof to purchase all or any part of              additional shares of Common Stock to cover over-allotments (the “Option Shares”), if any, from the Company in the number of shares of Common Stock set forth opposite the name of the Company in Schedule I hereto, to the Underwriters, acting severally and not jointly, in the respective numbers of shares of Common Stock set forth opposite the names of the Underwriters in Schedule II hereto. The Initial Shares and all or any part of the Option Shares are hereinafter called, collectively, the “Shares.”

The Company understands that the Underwriters propose to make a public offering of the Shares as soon as the Underwriters deem advisable after this Agreement has been executed and delivered.

Upon consummation of the transactions contemplated hereby and the application of the net proceeds from the sale of the Initial Shares, the Company will own an approximately         % partnership interest in the Partnership and DiamondRock Hospitality, LLC, a wholly-owned subsidiary of the Company, is the sole general partner of the Partnership. The Partnership, directly or indirectly, currently owns seven hotels as described in the Prospectus (individually a “Hotel” and collectively, the “Hotels”). The Partnership has entered into agreements (the “Acquisition Agreements”) as described in the Prospectus to acquire five additional hotels (the “Pending Acquisition Hotels”) (the “Pending Acquisitions”). The Partnership leases each of the Hotels to a wholly-owned subsidiary (the “Lessee”), pursuant to a separate lease (collectively, the “Leases”). The Pending Acquisitions will be financed in part with secured financing (the “Pending Acquisition Financing”). The Company will also enter into a senior secured line of credit (the “Line of Credit”). Wachovia Bank, National Association has provided commitments to provide the Pending Acquisition Financing pursuant to letters dated May 3, 2005 and Wachovia Bank, National Association, Citicorp North America, Inc. and Bank of America, N.A. have provided commitments to provide the Line of Credit pursuant to letters dated                     , 2005 and                     , 2005 (the “Commitment Letters”). The Partnership will lease the Pending Acquisition Hotels to the Lessees pursuant to leases (the “Proposed Leases”) substantially similar to the Leases. All of the Hotels are operated and managed by a manager (the “Manager”) pursuant to separate management agreements (collectively, the “Management Agreements”) between the Lessee and the Manager. The Pending Acquisition Hotels will be operated by the Manager pursuant to separate management agreements (collectively, the “Proposed Management Agreements”) between the Lessee and the Manager substantially similar to the Management Agreements. The Leases and the Management Agreements are referred to herein, collectively, as the “Hotel Agreements.” The Proposed Leases and the Proposed Management Agreements are referred to herein as the “Pending Acquisition Operative Agreements.” At or prior to the First Closing Date (as herein defined), the Company will complete the sale of              shares of Common Stock (the “Marriott Shares”) to Marriott International, Inc. (“Marriott”), or a wholly owned subsidiary of Marriott at a purchase price of $             per share pursuant to a subscription agreement dated                          (the “Marriott Subscription Agreement”) between the Company and Marriott. The Acquisition Agreements, the Commitment Letters, the Hotel Agreements and the Marriott Subscription Agreement are referred to herein as the “Other Transaction Agreements.”

The Company and the Underwriters agree as follows:

1.	Sale and Purchase:

(a) Initial Shares. Upon the basis of the warranties and representations and other terms and conditions herein set forth, at the purchase price per share of $            , the Company agrees to sell to the Underwriters the number of Initial Shares set forth in Schedule I opposite its name and each Underwriter agrees, severally and not jointly, to purchase from the Company the number of Initial Shares set forth in Schedule II opposite such Underwriter’s name, plus any additional number of Initial Shares which such Underwriter may become obligated to purchase pursuant to the provisions of Section 8 hereof, subject in each case, to such adjustments among the Underwriters as the Representatives in their sole discretion shall make to eliminate any sales or purchases of fractional shares.

(b) Option Shares. In addition, upon the basis of the warranties and representations and other terms and conditions herein set forth, at the purchase price per share set forth in paragraph (a), the Company hereby grants an option (the “Option”) to the Underwriters, acting severally and not jointly, to purchase from the Company, all or any part of the Option Shares, plus any additional number of Option Shares which any such Underwriter may become obligated to purchase pursuant to the provisions of Section 8 hereof. The Option hereby granted will expire 30 days after the date hereof and may be exercised in whole or in part from time to time only for the purpose of covering over-allotments which may be made in connection with the offering and distribution of the Initial Shares upon notice by the Representatives to the Company setting forth the number of Option Shares as to which the several Underwriters are then exercising the Option and the time and date of payment and delivery for such Option Shares. Any such time and date of delivery (an “Option Closing Date”) shall be determined by the Representatives, but shall not be later than three full business days (or earlier, without the consent of the Company, than two full business days) after the exercise of such Option, nor in any event prior to the First Closing Date, as hereinafter defined. If the Option is exercised as to all or any portion of the Option Shares, the Company will sell that proportion of the total number of Option Shares then being purchased which the number of Initial Shares set forth in Schedule I opposite the name of the Company bears to the total number of Initial Shares, and each of the Underwriters, acting severally and not jointly, will purchase that proportion of the total number of Option Shares then being purchased which the number of Initial Shares set forth in Schedule II opposite the name of such Underwriter bears to the total number of Initial Shares, subject in each case to such adjustments among the Underwriters as the Representatives in their sole discretion shall make to eliminate any sales or purchases of fractional shares.

2.	Payment and Delivery:

(a) Initial Shares. The Shares to be purchased by each Underwriter hereunder shall be delivered by or on behalf of the Company to the Representatives, in definitive form, and in such authorized denominations and registered in such names as the Representatives may request upon at least forty-eight hours’ prior notice to the Company, including, at the option of the Representatives, through the facilities of The Depository Trust Company (“DTC”) for the account of such Underwriter, against payment by or on behalf of such Underwriter of the purchase price therefor by wire transfer of Federal (same-day) funds to the account specified to the Representatives by the Company upon at least forty-eight hours’ prior notice. The Company will cause the certificates representing the Initial Shares to be made available for checking and packaging at least twenty-four hours prior to the First Closing Date (as defined below) with respect thereto at the office of Hunton & Williams LLP, Riverfront Plaza, East Tower, 951 East Byrd Street, Richmond, Virginia 23219, or at the office of DTC or its designated custodian, as the case may be (the “Designated Office”). The time and date of such delivery and payment shall be 9:30 a.m., New York City time, on the third (fourth, if pricing occurs after 4:30 p.m., New York City time) business day after the date hereof (unless another time and date shall be agreed to by the Representatives and the Company). The time and date at which such payment and delivery are actually made is hereinafter called the “First Closing Date.”

(b) Option Shares. Any Option Shares to be purchased by each Underwriter hereunder shall be delivered by or on behalf of the Company to the Representatives, in definitive form, and in such authorized denominations and registered in such names as the Representatives may request upon at least 24-hours’ prior notice to the Company, including, at the option of the Representatives, through the facilities of DTC for the account of such Underwriter, against payment by or on behalf of such Underwriter of the purchase price therefor by wire transfer of Federal (same-day) funds to the account specified to the Representatives by the Company, upon at least forty-eight hours’ prior notice. The Company will cause the certificates representing the Option Shares to be made available for checking and packaging at least twenty-four hours prior to the Option Closing Date with respect thereto at the Designated Office. The time and date of such delivery and payment shall be 9:30 a.m., New York City time, on the date specified by the Representatives in the notice given by the Representatives to the Company of the Underwriters’

election to purchase such Option Shares or on such other time and date as the Company and the Representatives may agree upon in writing.

(c) Directed Shares. It is understood that approximately __________ shares of the Initial Shares (“Directed Shares”) initially will be reserved by the Underwriters for offer and sale to employees and persons having business relationships with the Company (“Directed Share Participants”) upon the terms and conditions set forth in the Prospectus and in accordance with the rules and regulations of the National Association of Securities Dealers, Inc. (the “Directed Share Program”). Under no circumstances will the Representatives or any Underwriter be liable to the Company or to any Directed Share Participant for any action taken or omitted to be taken in good faith in connection with such Directed Share Program. To the extent that any Directed Shares are not affirmatively reconfirmed for purchase by any Directed Share Participant on or immediately after the date of this Agreement, such Directed Shares may be offered to the public as part of the public offering contemplated herein.

3.	Representations and Warranties of the Company and the Partnership:

The Company and the Partnership, jointly and severally, represent and warrant to the Underwriters that:

(a) The Company has prepared and filed with the Commission a registration statement (file number 333-123065) on Form S-11, including a related preliminary prospectus, for registration under the Securities Act of the offering and sale of the Shares and the Marriott Shares. The Company may have filed one or more amendments thereto, including a related preliminary prospectus, each of which has previously been furnished to you. The Company will next file with the Commission one of the following: (1) prior to the Effective Date of such registration statement, a further amendment to such registration statement (including the form of final prospectus) or (2) after the Effective Date of such registration statement, a final prospectus in accordance with Rules 430A and 424(b). In the case of clause (2), the Company has included in such registration statement, as amended at the Effective Date, all information (other than Rule 430A Information) required by the Securities Act and the rules thereunder to be included in such registration statement and the Prospectus. As filed, such amendment and form of final prospectus, or such final prospectus, shall contain all Rule 430A Information, together with all other such required information, and, except to the extent the Representatives shall agree in writing to a modification, shall be in all substantive respects in the form furnished to you prior to the Execution Time or, to the extent not completed at the Execution Time, shall contain only such specific additional information and other changes (beyond that contained in the latest Preliminary Prospectus) as the Company has advised you, prior to the Execution Time, will be included or made therein. The Registration Statement has been declared effective by the Commission.

(b) On the Effective Date, the Registration Statement did or will, and when the Prospectus is first filed (if required) in accordance with Rule 424(b) and on the First Closing Date and on any date on which Option Shares are purchased, if such date is not the First Closing Date (a “settlement date”), the Prospectus (and any supplements thereto) will, comply in all material respects with the applicable requirements of the Securities Act and the rules thereunder; on the Effective Date and at the Execution Time, the Registration Statement did not or will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading; and, on the Effective Date, the Prospectus, if not filed pursuant to Rule 424(b), will not, and on the date of any filing pursuant to Rule 424(b) and on the First Closing Date and any settlement date, the Prospectus (together with any supplement thereto) will not, include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company and the Partnership make no representations or warranties as to the information contained in or omitted from the Registration Statement, or the Prospectus (or any supplement thereto) in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of any Underwriter through the Representatives specifically for inclusion in the Registration Statement or the Prospectus (or any supplement thereto).

(c) No stop order suspending the effectiveness of a Registration Statement or any part thereof has been issued and no proceeding for that purpose has been instituted or, to the knowledge of the Company, threatened or contemplated by the Commission or by the state securities authority of any jurisdiction. No order preventing or suspending the use of the Prospectus has been issued and no proceeding for that purpose has been instituted or, to the knowledge of the Company, threatened or contemplated by the Commission or by the state securities authority of any jurisdiction.

(d) the shares of Common Stock conform in all material respects to the description thereof contained in the Registration Statement and the Prospectus; the Company has an authorized, issued and outstanding capitalization as set forth in the Prospectus under the caption “Capitalization;” at the First Closing Date,              shares of Common Stock will be issued and outstanding; all of the outstanding shares of Common Stock of the Company and the outstanding shares of capital stock or equity interests of each subsidiary of the Company, all of which are listed on Schedule III attached hereto (each, including the Partnership, except where noted, a “Subsidiary”, and collectively, “Subsidiaries”) have been duly and validly authorized and issued are fully paid and nonassessable, and except as disclosed in the Prospectus all of the outstanding shares of capital stock, partnership interests and limited liability company membership interests, as applicable, of the Subsidiaries, including the Partnership directly or indirectly owned of record and beneficially by the Company; except as disclosed in the Prospectus, there are no outstanding (i) securities or obligations of the Company or any of the Subsidiaries convertible into or exchangeable for any equity interests of the Company or any such Subsidiary, (ii) warrants, rights or options to subscribe for or purchase from the Company or any such Subsidiary any such equity interests or any such convertible or exchangeable securities or obligations or (iii) obligations of the Company or any such Subsidiary to issue any equity interests, any such convertible or exchangeable securities or obligation, or any such warrants, rights or options.

(e) the Company has been duly incorporated and is validly existing as a corporation under the laws of the State of Maryland and is in good standing with the State Department of Assessments and Taxation of Maryland, with all requisite corporate power and authority to own, lease and operate its properties, and conduct its business as described in the Registration Statement and the Prospectus, and is duly qualified as a foreign entity to transact business or licensed and is in good standing in each jurisdiction in which the nature or conduct of its business requires such qualification or license and in which the failure, individually or in the aggregate, to be so qualified or licensed, individually or in the aggregate, (i) could reasonably be expected to have a material adverse effect on the performance of this Agreement or the consummation of any transactions contemplated hereby or (ii) could reasonably be expected to have a material adverse effect on, or result in a material adverse change in, the condition (financial or otherwise), prospects, earnings, business or properties of the Company and the Subsidiaries taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth or contemplated in the Prospectus (exclusive of any supplement thereto) (any such effect or change described in clause (ii) hereof is hereinafter called a “Material Adverse Effect”); except for pledges of limited liability company membership interests granted in connection with the incurrence of debt as disclosed in the Prospectus, all of the issued and outstanding shares of common stock, capital stock, limited liability company membership interests or partnership interests, as applicable, of each Subsidiary are owned by the Company directly or through its Subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance or claim; except as disclosed in the Prospectus, no Subsidiary is prohibited or restricted, directly or indirectly, from paying dividends to the Company, or from making any other distribution with respect to such Subsidiary’s capital stock or from repaying to the Company or any other Subsidiary any amounts which may from time to time become due under any loans or advances to such Subsidiary from the Company or such other Subsidiary, or from transferring any such Subsidiary’s property or assets to the Company or to any other Subsidiary; other than the Subsidiaries, the Company does not, and upon completion of the offering of the Shares and the Pending Acquisitions will not, own, directly or indirectly, any capital stock or other equity securities of any corporation or any ownership interest in any partnership, limited liability company, joint venture or other entity other than the Subsidiaries.

(f) the Company is the sole general partner of the Partnership and owns, directly or indirectly, 100% of the partnership interests (“Units”) in the Partnership; the Subsidiaries have been duly incorporated, formed or organized, as the case may be, and are validly existing as a corporation, limited liability company, general partnership or limited partnership, as the case may be, in good standing under the laws of their respective jurisdictions of incorporation, formation or organization, as applicable, with all requisite power and authority to own, lease and operate their respective properties and to conduct their respective business as described in the Registration Statement and the Prospectus; each Subsidiary is duly qualified to transact business or licensed as a foreign corporation, foreign limited partnership or foreign limited liability company, as applicable, and is (and will be at the time of each of the Pending Acquisitions) in good standing in each jurisdiction in which the conduct or nature of their business requires such qualification or license, and in which the failure to be so qualified or licensed, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect.

(g) the Agreement of Limited Partnership of the Partnership, as further amended and/or restated (the “Partnership Agreement”), has been duly and validly authorized, executed and delivered by or on behalf of each of the partners of the Partnership and constitutes a valid and binding agreement of the parties thereto, enforceable in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally or by general principles of equity.

(h) the Company has not distributed and will not distribute, prior to the later of the last Option Closing Date or the completion of the Underwriters’ distribution of the Shares, any offering material in connection with the offering and sale of the Shares other than a Preliminary Prospectus, and the Prospectus.

(i) the Company, the Subsidiaries, the Hotels and, to the knowledge of the Company, the Pending Acquisition Hotels are in compliance in all material respects with all applicable laws, rules, regulations, orders, decrees and judgments, including those relating to transactions with affiliates, except where the failure to be in compliance would not have a Material Adverse Effect.

(j) the Company is not in violation of its Articles of Amendment and Restatement, as amended or restated (the “Articles”), or its bylaws, as amended or restated (the “Bylaws”); the Partnership is not in violation of its Certificate of Limited Partnership or the Partnership Agreement, and no Subsidiary is in violation of its organizational documents (including, without limitation, partnership and limited liability company agreements); neither the Company nor any Subsidiary is in breach of or default in, nor to the knowledge of the Company and the Partnership has any event occurred which with notice, lapse of time, or both would constitute a breach of or default in, the performance or observance by the Company or any Subsidiary, as the case may be, of any obligation, agreement, contract, franchise, covenant or condition contained in any license, indenture, mortgage, deed of trust, loan or credit agreement, lease or other agreement or instrument to which the Company or any Subsidiary is a party or by which any of them or their respective properties is bound, except for such breaches or defaults that, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect.

(k) the execution, delivery and performance of this Agreement, the Other Transaction Agreements and the other agreements listed as exhibits to the Registration Statement, by the Company and the Partnership (to the extent a party thereto), the issuance, sale and delivery by the Company of the Shares and the consummation of the transactions contemplated herein or in the Other Transaction Agreements, do not and will not (A) conflict with, or result in any breach or constitute a default (nor constitute any event which with notice, lapse of time or both would constitute a breach or default) (i) by the Company of any provisions of its Articles or Bylaws, by the Partnership of any provisions under its Certificate of Limited Partnership or Partnership Agreement, by any Subsidiary (excluding the Partnership) of any provision of its organizational documents, or (ii) by the Company or any Subsidiary of any provision of any obligation, agreement, contract, franchise, license, indenture, mortgage, deed of trust, loan or credit agreement, lease or other agreement or instrument to which the Company or any Subsidiary is a party or by which any of them or their respective properties may be bound or affected, or (iii) by the Company or any Subsidiary under any U.S. federal, state, local or foreign law, regulation or rule or any decree, judgment or order applicable to the Company or any Subsidiary except in the use of clauses (A)(ii) and (A)(iii) above, for such conflicts, breaches or defaults that, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect, or (B) except as disclosed in the Registration Statement and the Prospectus, result in the creation or imposition of any lien, charge, claim or encumbrance upon any property or asset of the Company or any Subsidiary.

(l) the Company has the full corporate power and authority to enter into this Agreement and to consummate the transactions contemplated herein; the Company has the corporate power to issue, sell and deliver the Shares as provided herein; this Agreement has been duly authorized, executed and delivered by the Company and is a legal, valid and binding agreement of the Company enforceable against the Company in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally, and by general equitable principles and except as rights to indemnity and contribution thereunder may be limited by applicable law or policies underlying such law.

(m) the Partnership has the full partnership, power and authority to enter into this Agreement and to consummate the transactions contemplated herein; this Agreement has been duly authorized, executed and delivered by the Partnership and is a legal, valid and binding agreement of the Partnership enforceable against the Partnership in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally, and by general equitable principles and except as rights to indemnity and contribution thereunder may be limited by applicable law or policies underlying such law.

(n) each of the Other Transaction Agreements has been duly and validly authorized, executed and delivered by or on behalf of the Company, the Partnership and the Subsidiaries (to the extent a party thereto), and to the knowledge of the Company and the Partnership, by each of the other parties thereto and constitutes a valid and binding agreement of the parties thereto, enforceable in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally or by general principles of equity; the description of each transaction or agreement set forth under the heading “Our Properties,” “Our Principal Agreements,” “Management,” “Certain Relationships and Related Transactions,” “Registration Rights Agreement,” “Lock Up Agreements,” and “Description of the Partnership Agreement of DiamondRock Hospitality Limited Partnership” constitutes a complete and accurate summary of the material terms thereof.

(o) no approval, authorization, consent or order of, or registration or filing with, any U.S. federal, state or local governmental or regulatory commission, board, body, authority or agency is required for the Company’s or the Partnership’s or any Subsidiary’s execution, delivery and performance of this Agreement or the Other Transaction Agreements or the consummation of the transactions contemplated herein or therein, including the sale and delivery of the Shares, or the Subsidiaries’ execution, delivery and performance of the Other Transaction Agreements other than (i) such as have been obtained, or will have been obtained before the First Closing Date or the applicable Option Closing Date, as the case may be, under the Securities Act and the Exchange Act, (ii) such approvals as have been obtained in connection with the approval of the listing of the Shares on the New York Stock Exchange, (iii) any necessary qualification under the securities or blue sky laws of the various jurisdictions in which the Shares are being offered by the Underwriters, (iv) the absence of which would not reasonably be expected to have a Material Adverse Effect and (v) with respect to the Other Transaction Agreements, such as have been obtained, or will have been obtained either before or after the applicable closing dates under the Acquisition Agreements.

(p) each of the Company, the Subsidiaries, and, to the knowledge of the Company, the Manager with respect to the Hotels and Pending Acquisition Hotels, has all necessary licenses, permits, authorizations, consents and approvals, possess valid and current certificates, has made all necessary filings required under any federal, state or local law, regulation or rule, and has obtained all necessary authorizations, consents and approvals from other persons, required in order to conduct their respective businesses as described in the Prospectus, except for such licenses, permits, authorizations, consents and other approvals the absence of which, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect; neither the Company nor any of the Subsidiaries, nor any Hotel nor, to the knowledge of the Company, any Pending Acquisition Hotel or the Manager with respect to the Hotels and Pending Acquisition Hotels, is in violation of, in default under, or has received any notice regarding a possible violation, default or revocation of any such certificate, license, permit, authorization, consent or approval or any federal, state, local or foreign law, regulation or rule or any decree, order or judgment applicable to the Company or any of the Subsidiaries or any Hotel or Pending Acquisition Hotel the effect of which, individually or in the aggregate, would reasonably be expected to result in a Material Adverse Effect.

(q) except as disclosed in the Registration Statement and the Prospectus, there are no actions, suits, proceedings, inquiries or investigations pending or, to the knowledge of the Company, threatened against or affecting the Company or any of its Subsidiaries, or any Hotel or, to the knowledge of the Company, any Pending Acquisition Hotel, or the Manager with respect to the Hotels and Pending Acquisition Hotels, or which has as the subject thereof any of the respective officers and directors of the Company or any officers, directors, managers or partners of its Subsidiaries, or to which the properties, assets or rights of any such entity are subject, at law or in equity, before or by any federal, state, local or foreign governmental or regulatory commission, board, body, authority, arbitral panel or agency, that (i) could reasonably be expected to have a material adverse effect on the performance of this Agreement or the transactions contemplated hereby or (ii) could reasonably be expected to have a Material Adverse Effect.

(r) the consolidated financial statements of the Company and its Subsidiaries, including the notes thereto, and the financial statements of the Pending Acquisition Hotels, including the notes thereto, in each case, included in the Registration Statement and the Prospectus present fairly the consolidated financial position of the respective entities to which such financial statements relate (the “Covered Entities”) as of the dates indicated and the consolidated results of operations and changes in financial position and cash flows of the Covered Entities for the periods specified; the supporting schedules included in the Registration Statement fairly present the information required to be stated therein; such financial statements and supporting schedules have been prepared in conformity with generally accepted accounting principles as applied in the United States (“GAAP”) and on a consistent basis during the periods involved (except as may be expressly stated in the related notes thereto) and in accordance with Regulation S-X promulgated by the Commission; the financial data set forth in the Registration Statement and in the Prospectus under the captions “Prospectus Summary - Summary Selected Financial and Operating Data,” “Selected Financial and Operating Data,” and “Capitalization” fairly present the information shown therein and have been compiled on a basis consistent with the financial statements included in the Registration Statement and the Prospectus; no other financial statements or supporting schedules are required to be included in the Registration

Statement; the unaudited pro forma financial information (including the related notes) included in the Registration Statement, the Prospectus and the Preliminary Prospectus complies as to form in all material respects with the applicable accounting requirements of the Securities Act, and management of the Company believes that the assumptions underlying the pro forma adjustments are reasonable; such pro forma adjustments have been properly applied to the historical amounts in the compilation of the information and such information fairly presents the financial position, results of operations and other information purported to be shown therein at the respective dates for the respective periods specified; and no other pro forma financial information is required to be included in the Registration Statement.

(s) each of KPMG LLP and PricewaterhouseCoopers LLP, who have audited certain financial statements of the Company and the Covered Entities and have expressed their opinions in reports with respect to the consolidated financial statements of the Company and financial statements of the Covered Entities filed with the Commission as part of the Registration Statement and Prospectus, are, and were during the periods covered by its respective reports, independent public accountants with respect to the Company and the Covered Entities as required by the Securities Act.

(t) subsequent to the respective dates as of which information is given in the Registration Statement, the Preliminary Prospectus and the Prospectus, and except as may be otherwise stated in the Registration Statement or Prospectus, as of the date hereof and the First Closing Date and any Option Closing Date there has not been (A) any Material Adverse Effect, whether or not arising in the ordinary course of business, (B) any probable transaction or binding agreement that is material to the Company and the Subsidiaries taken as a whole, entered into by the Company or any of the Subsidiaries, (C) any obligation, contingent or otherwise, directly or indirectly incurred by the Company or any Subsidiary that could reasonably be expected to result in a Material Adverse Effect or (D) any dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock or repurchase or redemption by the Company of any class of capital stock.

(u) except as disclosed in the Registration Statement, the Preliminary Prospectus and the Prospectus, there are no persons with registration or other similar rights to have any equity or debt securities, including securities which are convertible into or exchangeable for equity securities, registered pursuant to the Registration Statement or otherwise registered by the Company under the Securities Act; and no person has a right of participation or first refusal with respect to the sale of the Shares or the Marriott Shares by the Company.

(v) the issuance and sale of the Shares to the Underwriters hereunder have been duly authorized by the Company, and when issued and duly delivered against payment therefor as contemplated by this Agreement, the Shares will be validly issued, fully paid and nonassessable, free and clear of any pledge, lien, encumbrance, security interest or other claim created by or known to the Company, and the issuance and sale of the Shares by the Company is not subject to preemptive or other similar rights arising by operation of law, under the organizational documents of the Company or under any agreement to which the Company or any Subsidiary is a party.

(w) the issuance and sale of the Marriott Shares pursuant to the Marriott Subscription Agreement have been duly authorized by the Company, and when issued and duly delivered against payment therefor as contemplated by the Marriott Subscription Agreement, the Marriott Shares will be validly issued, fully paid and nonassessable, free and clear of any pledge, lien, encumbrance, security interest or other claim created by or known to the Company, and the Marriott Shares have been issued and sold by the Company in accordance with applicable law, including state and federal securities laws; the issuance of the Marriott Shares by the Company is not subject to preemptive or other similar rights arising by operation of law, under the organizational documents of the Company or under any agreement to which the Company or any Subsidiary is a party.

(x) the issuance of the Units to the Company in exchange for contribution of proceeds from the sale of the Shares described in the Prospectus has been duly authorized by the Partnership, and when issued and duly delivered against payment therefor, will be validly issued, fully paid and nonassessable, free and clear of any pledge, lien, encumbrance, security interest or other claim created by or known to the Company or the Partnership; and the issuance of Units by the Partnership is not subject to preemptive or other similar rights arising by operation of law under the organizational documents of the Partnership or under any agreement to which the Partnership is a party.

(y) except as disclosed in the Registration Statement and in the Prospectus, there are no transfer taxes or other similar fees or charges under Federal law or the laws of any state or any political subdivision thereof, required to be paid in connection with the execution and delivery of this Agreement or the issuance or sale by the Company of the Shares.

(z) the Shares have been registered pursuant to Section 12(b) of the Exchange Act and the Shares have been approved for listing on the New York Stock Exchange, subject only to official notice of issuance.

(aa) the Company has not taken, and will not take, directly or indirectly, any action which is designed to or which has constituted or which might reasonably be expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares.

(bb) neither the Company nor any of its affiliates (i) is required to register as a “broker” or “dealer” in accordance with the provisions of the Exchange Act, or (ii) directly, or indirectly through one or more intermediaries, controls or has any other association with (within the meaning of Article I of the By-laws of the National Association of Securities Dealers, Inc. (the “NASD”)) any member firm of the NASD.

(cc) neither the Company nor the Partnership has relied upon the Underwriters or legal counsel for the Underwriters for any legal, tax or accounting advice in connection with the offering and sale of the Shares.

(dd) the form of certificate used to evidence the Common Stock complies in all material respects with all applicable statutory requirements, with any applicable requirements of the Articles and Bylaws of the Company and the requirements of the New York Stock Exchange.

(ee) the Company and the Subsidiaries have (or, with respect to the Pending Acquisitions, will have) good and marketable title in fee simple to, or a valid leasehold interest in, all real property owned or leased (or, with respect to the Pending Acquisitions, to be owned or to be leased upon completion of the Pending Acquisitions) by them that are material to the business as described in the Prospectus, and good title to all personal property owned (or, with respect to the Pending Acquisitions, to be owned upon completion of the Pending Acquisitions) by them, in each case free and clear of all liens, security interests, pledges, charges, encumbrances, encroachments, restrictions, mortgages and other defects, except such as are disclosed in the Prospectus or listed as an exception to the owner’s or leasehold title insurance policies furnished by the Company to the Underwriters and their counsel; any real property, improvements, equipment and personal property held under lease (or, with respect to the Pending Acquisitions, to be held under lease upon completion of the Pending Acquisitions) by the Company or any Subsidiary are (or will be) held under valid, existing and enforceable leases, in each case, with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property by the Company or any Subsidiary; the Company or a Subsidiary has (or will have upon completion of the Pending Acquisitions) an owner’s or leasehold title insurance policy, from a title insurance company licensed to issue such policy, on each property described in the Registration Statement and Prospectus as being owned or leased (or to be owned or leased upon completion of the Pending Acquisitions), as the case may be, by the Company or a Subsidiary, that insures the Company’s or the Subsidiary’s fee simple or leasehold interest, as the case may be, in such real property, which policies include only commercially reasonable exceptions, and with coverages in amounts at least equal to amounts that are generally deemed in the Company’s industry to be commercially reasonable in the markets where the Company’s properties are located.

(ff) to the knowledge of the Company, all real property owned or leased by the Company or any Subsidiary or to be owned or leased upon completion of the Pending Acquisitions (other than the Company’s corporate headquarters office space), whether owned in fee simple or through a joint venture or other partnership, including the Hotels and the Pending Acquisition Hotels (each, a “Property” and collectively “Properties”), is free of any material structural defects and all building systems contained therein are in reasonable working order in all material respects, subject to ordinary wear and tear or, in each instance, the Company or any Subsidiary, as the case may be, has created an adequate reserve or capital budget to effect reasonably required repairs, maintenance and capital expenditures; to the knowledge of the Company, water, storm water, sanitary sewer, electricity and telephone service are all available at the property lines of such property over duly dedicated streets or perpetual easements of record benefiting such property; except as described in the Prospectus, to the knowledge of the Company, there is no pending or threatened special assessment, tax reduction proceeding or other action that could have a Material Adverse Effect.

(gg) each of the properties listed in the Prospectus as a property with respect to which the Company or one of its Subsidiaries has (or, upon completion of the Pending Acquisitions, will have) a leasehold interest is the subject of a lease that has been (or, upon completion of the Pending Acquisitions, will have been) assigned to a Subsidiary pursuant to an assignment which has been duly and validly authorized, executed and delivered by or on behalf of the Company and the Partnership, and to the knowledge of the Company, by each of the other parties thereto and each such lease constitutes (or, upon completion of the Pending Acquisitions, will constitute) a valid and binding agreement of the parties thereto, enforceable in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally or by general principles of equity.

(hh) the descriptions in the Registration Statement and the Prospectus of the legal or governmental proceedings, contracts, leases and other legal documents therein described present fairly in all material respects the information required to be disclosed, and there are no legal or governmental proceedings, contracts, leases, or other documents of a character required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement which are not described or filed as required; all agreements between the Company or any of the Subsidiaries and third parties expressly referenced in the Registration Statement and the Prospectus are or will be legal, valid and binding obligations of the Company or one or more of the Subsidiaries, enforceable in accordance with their respective terms, except to the extent enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally and by general equitable principles and except with respect to this Agreement to the extent that the indemnification provisions hereof may be limited by federal or state securities laws and public policy considerations in respect thereof; and to the best of the Company’s knowledge, no party thereto is in, or with the passage of time or the giving of notice or both will be in, breach or default under any of such agreements that could have a Material Adverse Effect.

(ii) the Company and each Subsidiary, and, to the knowledge of the Company, the Manager with respect to the Hotels and Pending Acquisition Hotels, owns or possesses (or, upon completion of the Pending Acquisitions, will own or possess) adequate and sufficient licenses or other rights to use all patents, trademarks, service marks, trade names, copyrights, domain names, software and design licenses, approvals, trade secrets, manufacturing processes, other intangible property rights and know-how (collectively “Intellectual Property Rights”) necessary to entitle the Company and each Subsidiary to conduct its business as described in the Prospectus; neither the Company nor any Subsidiary has received notice of infringement of or conflict with (and the Company knows of no such infringement of or conflict with) asserted rights of others with respect to any Intellectual Property Rights which could reasonably be expected to have a Material Adverse Effect; neither the Company nor any Subsidiary is a party to or bound by any options, licenses or agreements with respect to the Intellectual Property Rights of any other person or entity that are required to be set forth in the Prospectus and are not described as required.

(jj) the Company, each of the Subsidiaries and, to the knowledge of the Company, the Manager with respect to the Hotels and Pending Acquisition Hotels maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles as applied in the United States and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences; (v) management is made aware of all material transactions concerning the Company or its properties; and (vi) the Company qualifies as a REIT under the requirements of the Code.

(kk) each of the Company and the Subsidiaries has filed on a timely basis (including in accordance with any applicable extensions) all necessary U.S. federal, state, local and foreign income and franchise tax returns required to be filed through the date hereof or have properly requested extensions thereof (except in any case in which the failure so to file would not reasonably be expected to have a Material Adverse Effect), and have paid all taxes shown as due thereon, and if due and payable, any related or similar assessment, fine or penalty levied against the Company or any of the Subsidiaries; no tax deficiency has been asserted against any such entity, nor does the Company or any of the Subsidiaries know of any tax deficiency which is likely to be asserted against any such entity which, if determined adversely to any such entity, could reasonably be expected to have a Material Adverse Effect; all such tax liabilities are adequately provided for on the respective books of such entities.

(ll) each of the Company and the Subsidiaries maintains insurance (issued by insurers of recognized financial responsibility) of the types and with policies in such amounts and with such deductibles and covering such risks as are in the reasonable opinion of management prudent for their respective businesses; all policies of insurance and fidelity or surety bonds insuring the Company or any of its Subsidiaries or their respective businesses, assets, employees, officers and directors are in full force and effect; the Company and its Subsidiaries are in compliance with the terms of such policies and instruments in all material respects; and there are no claims by the Company or any of its Subsidiaries under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause; the Company has no reason to believe that it or any Subsidiary will not be able (i) to renew its existing insurance coverage as and when such policies expire or (ii) to obtain comparable coverage from similar institutions as may be necessary or appropriate to conduct its business as now conducted and at a cost that could not reasonably be expected to result in a Material Adverse Effect; and except for insurance coverage for the Courtyard Manhattan/Midtown East which was denied by one carrier prior to its conversion to a Marriott Courtyard, neither of the Company nor any Subsidiary has been denied any insurance coverage which it has sought or for which it has applied.

(mm) the Company has obtained Phase I Environmental Audits with respect to the Properties as described in the Prospectus and except as otherwise disclosed in the Prospectus, (i) none of the Company, the Partnership, any of the Subsidiaries nor, to the knowledge of the Company, any other owners of the Properties, has used, handled, stored, treated, transported, manufactured, spilled, leaked, released or discharged, dumped, transferred or otherwise disposed of or dealt with, Hazardous Materials (as defined below) on, in, under or affecting any Property; (ii) the Company, the Partnership and the other Subsidiaries do not intend to use any Property or any subsequently acquired properties for the purpose of using, handling, storing, treating, transporting, manufacturing, spilling, leaking, discharging, dumping, transferring or otherwise disposing of or dealing with Hazardous Materials; (iii) none of the Company, the Partnership, nor any of the other Subsidiaries has received any notice of, or has any knowledge of, any occurrence or circumstance which, with notice or passage of time or both, would give rise to a claim under or pursuant to any federal, state or local environmental statute or regulation or under common law, pertaining to Hazardous Materials on or originating from any Property or any assets described in the Prospectus or any other real property owned or occupied by any such party or arising out of the conduct of any such party or of an agent of any such party, including without limitation a claim under or pursuant to any Environmental Statute (as hereinafter defined); (iv) no Property is included or proposed for inclusion on the National Priorities List issued pursuant to CERCLA (as defined below) by the United States Environmental Protection Agency (the “EPA”) or, to the knowledge of the Company, proposed for inclusion on any similar list or inventory issued pursuant to any other Environmental Statute or issued by any other Governmental Authority (as hereinafter defined).

As used herein, “Hazardous Material” shall include, without limitation, any flammable explosive, radioactive material, hazardous substance, hazardous material, hazardous waste, toxic substance, asbestos or related material, as defined by any federal, state or local environmental law, ordinance, rule or regulation including without limitation, the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended, 42 U.S.C. Sections 9601-9675 (“CERCLA”), the Hazardous Materials Transportation Act, as amended, 49 U.S.C. Sections 1801-1819, the Resource Conservation and Recovery Act (Solid Waste Disposal Act), as amended, 42 U.S.C. Sections 6901-6992k, the Emergency Planning and Community Right-to-Know Act of 1986, 42 U.S.C. Sections 11001-11050, the Toxic Substances Control Act, as amended, 15 U.S.C. Sections 2601-2692, the Federal Insecticide, Fungicide and Rodenticide Act, as amended, 7 U.S.C. Sections 136-136y, the Clean Air Act, as amended, 42 U.S.C. Sections 7401-7671q, the Clean Water Act (Federal Water Pollution Control Act), as amended, 33 U.S.C. Sections 1251-1387, the Safe Drinking Water Act, as amended, 42 U.S.C. Sections 300f-300j-26, and the Occupational Safety and Health Act, as amended, 29 U.S.C. Sections 651-678, as any of the above statutes may be amended from time to time, and in the regulations promulgated pursuant to each of the foregoing (individually, an “Environmental Statute”) or by any federal, state or local governmental authority having or claiming jurisdiction over the properties and assets described in the Prospectus (a “Governmental Authority”).

(nn) to the knowledge of the Company, there are no costs or liabilities associated with the Properties pursuant to any Environmental Statute (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with any Environmental Statute or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties) which could reasonably be expected to have a Material Adverse Effect.

(oo) to the knowledge of the Company, none of the entities that prepared appraisals of the Properties, nor the entities that prepared Phase I or other environmental assessments with respect to any Property, was employed for such purpose on a contingent basis or has any substantial interest in the Company or any of the Subsidiaries, and none of their directors, officers or employees is connected with the Company or any of the Subsidiaries as a promoter, selling agent, officer, director or employee.

(pp) none of the Company, the Partnership or any Subsidiary or, to the knowledge of the Company, the Manager with respect to the Hotels and Pending Acquisition Hotels is in violation of or has received notice of any violation with respect to any U.S. federal or state law relating to discrimination in the hiring, termination, promotion, terms or conditions of employment or pay of employees, nor any applicable U.S. federal or state wages and hours law, the violation of any of which could reasonably be expected to have a Material Adverse Effect.

(qq) any “employee benefit plan” (as defined under the Employee Retirement Income Security Act of 1974, as amended, and the regulations and published interpretations thereunder (collectively, “ERISA”)) established or maintained by the Company, the Subsidiaries or their “ERISA Affiliates” (as defined below) or to which the Company, the Subsidiaries or their ERISA Affiliates contribute or are required to contribute are in compliance in all material respects with ERISA; “ERISA Affiliate” means any trade or business, whether or not incorporated, which with the Company or a Subsidiary is treated as a single employer under Section 414(b), (c), (m) or (o) of the Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder (the “Code”); no such employee benefit plan is subject to Section 412 of the Code, Section 302 of ERISA or Title IV of ERISA; all contributions required to have been made under each such employee benefit plan have been made on a timely basis; there has been no “prohibited transaction” (as defined in Section 4975 of the Code or Section 406 or 407 of ERISA) for which the Company, the Subsidiaries or their ERISA Affiliates have any material liability; and each such employee benefit plan that is intended to be qualified under Section 401(a) of the Code is so qualified and to the knowledge of the Company, nothing has occurred, whether by action or failure to act, which could reasonably be expected to cause the loss of such qualification, in each case, except as disclosed in the Registration Statement and the Prospectus.

(rr) neither the Company nor any of the Subsidiaries nor, to the knowledge of the Company any officer, director, manager or director purporting to act on behalf of the Company or any of the Subsidiaries has at any time (i) made any contributions to any candidate for political office, or failed to disclose fully any such contributions, in violation of law, (ii) made any payment to any U.S. federal, state, local or foreign governmental officer or official, or other person charged with similar public or quasi-public duties, other than payments required or allowed by applicable law and the Company’s Code of Business Conduct provided to the Underwriters, or (iii) engaged in any transactions, maintained any bank account or used any corporate funds except for transactions, bank accounts and funds which have been and are reflected in the normally maintained books and records of the Company and the Subsidiaries.

(ss) except as otherwise disclosed in the Registration Statement and Prospectus, there are no, and upon completion of the Pending Acquisitions there will not be any, outstanding loans or advances or material guarantees of indebtedness by the Company or any of the Subsidiaries to or for the benefit of any of the officers, directors, managers or trustees of the Company or any of the Subsidiaries or any of the members of the families of any of them.

(tt) there is and has been no failure on the part of the Company or any of the Company’s directors or officers, in their capacities as such, to comply with any provision of the Sarbanes-Oxley Act of 2002, as amended, and the rules and regulations promulgated by the Commission thereunder (the “Sarbanes-Oxley Act”), including Section 402 related to loans and Sections 302 and 906 related to certifications, to the extent such provisions are applicable to the Company.

(uu) neither the Company nor any of its Subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or any of its Subsidiaries is aware of or has taken any action, directly or indirectly, that would result in a violation by such Persons of the FCPA, including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA and the Company, its Subsidiaries, and to the knowledge of the Company, its affiliates have conducted their businesses in compliance with the FCPA and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith. “FCPA” means Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder.

(vv) the operations of the Company and its Subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its Subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

(ww) neither the Company nor any of its Subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or any of its Subsidiaries is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Company will not directly or indirectly use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

(xx) except as disclosed in the Registration Statement and the Prospectus, the Company (i) does not have any material lending or other relationship with any bank or lending affiliate of any Underwriter and (ii) does not intend to use any of the proceeds from the sale of the Shares hereunder to repay any outstanding debt owed to any affiliate of any Underwriter.

(yy) all securities issued by the Company, any of the Subsidiaries or any entity established by the Company or any Subsidiary, have been issued and sold in compliance with (i) all applicable federal and state securities laws, (ii) the laws of the applicable jurisdiction of incorporation or formation of the issuing entity, and (iii) to the extent applicable to the issuing entity, the requirements of the New York Stock Exchange.

(zz) to the knowledge of the Company, each of the Properties complies with all applicable zoning laws, ordinances, regulations and deed restrictions or other covenants in all material respects or, if and to the extent there is a failure to comply, such failure does not materially impair the value of any of the Properties and will not result in a forfeiture or reversion of title; to the knowledge of the Company, there is no pending or threatened condemnation, zoning change, or other similar proceeding or action that will in any material respect affect the size of use of, improvements on, construction on or access to any of the Properties, except such zoning changes, proceedings or actions that, individually or in the aggregate, would not have a Material Adverse Effect; all liens, charges, encumbrances, claims, or restrictions on or affecting the properties and assets (including the Properties) of the Partnership or any of the Subsidiaries that are required by Form S-11 under the Securities Act to be described in the Prospectus (or the Preliminary Prospectus) are disclosed therein; to the knowledge of the Company, no lessee, licensee, concessionaire or vendor of any portion of any of the Properties is in default under any of the leases or licenses governing such properties and there is no event which, but for the passage of time or the giving of notice or both could constitute a default under any of such leases or licenses, except such defaults that could not reasonably be expected to have a Material Adverse Effect; except as disclosed in the Registration Statement and the Prospectus, no person has an option or right of first refusal to purchase all or any part of any Hotel or any Pending Acquisition Hotel or any interest therein.

(aaa) the mortgages and deeds of trust encumbering the Hotels are not convertible into equity interests in the property (and upon completion of the Pending Acquisitions, the mortgages and deeds of trust encumbering the Pending Acquisition Hotels will not be convertible into equity interests in the property) nor will the Company or the Partnership hold a participating interest therein and such mortgages and deeds of trust are not (and, upon completion of the Pending Acquisitions, will not be) cross-defaulted or cross-collateralized to any property not to be owned directly or indirectly by the Company or the Partnership.

(bbb) in connection with the offering of the Shares, the Company has not offered and will not offer its Common Stock or any other securities convertible into or exchangeable or exercisable for Common Stock in a manner in violation of the Securities Act.

(ccc) the Company has not incurred any liability for any finder’s fees or similar payments in connection with the transactions herein contemplated.

(ddd) no relationship, direct or indirect, exists between or among the Company or any of the Subsidiaries on the one hand, and the directors, officers, trustees, managers, shareholders, partners, customers or suppliers of the Company or any of the Subsidiaries on the other hand, which is required by Form S-11 under the Securities Act to be described in the Registration Statement and the Prospectus and which is not so described.

(eee) neither the Company nor any of the Subsidiaries is, and after giving effect to the offering and sale of the Shares and the use of the proceeds as described under the caption “Use of Proceeds” in the Prospectus, will be an “investment company” or an entity “controlled” by an “investment company”, as such terms are defined in the Investment Company Act of 1940, as amended (the “Investment Company Act”).

(fff) there are no existing or, to the knowledge of the Company, threatened labor disputes with the employees of the Company or any of the Subsidiaries or, to the

knowledge of the Company, the Manager with respect to the Hotels and Pending Acquisition Hotels which could reasonably be expected to have a Material Adverse Effect.

(ggg) the industry, statistical and market related data included in the Prospectus and the Registration Statement are based on or derived from sources available that the Company believes are reliable and, to the knowledge of the Company, such data is accurate.

(hhh) no consent, approval, authorization or order of, or qualification with, any governmental body or agency, other than those obtained, is required in connection with the offering of the Directed Shares in any jurisdiction where the Directed Shares are being offered. The Company has not offered, or caused the Representatives to offer, Shares to any person pursuant to the Directed Share Program with the specific intent to unlawfully influence (i) a customer or supplier of the Company to alter the customer’s or supplier’s level or type of business with the Company or (ii) a trade journalist or publication to write or publish favorable information about the Company or its products.

(iii) the Company is organized and operated in conformity with the requirements for qualification as a real estate investment trust pursuant to Sections 856 through 860 of the Internal Revenue Code of 1986, as amended, including the regulations and published interpretations thereunder (the “Code”), and the current and proposed method of operation of the Company and the Subsidiaries as described in the Prospectus will enable the Company to meet the requirements for qualification and taxation as a real estate investment trust under the Code; the Partnership is disregarded as an entity separate from the Company for federal income tax purposes and is not treated as a corporation or association taxable as a corporation; the Company intends to continue to qualify as a real estate investment trust under the Code for all subsequent years; and the Company does not know of any event that could cause or is likely to cause the Company to fail to qualify as a real estate investment trust under the Code for the taxable year ending December 31, 2005 or at any time thereafter.

(jjj) the factual description of, and the assumptions and representations regarding, the Company’s organization and current and proposed method of operation set forth in the Prospectus under the heading “Material Federal Income Tax Considerations” accurately and completely summarize the matters referred to therein.

(kkk) neither the Company, any of its Subsidiaries, nor any Hotel or Pending Acquisition Hotel has sustained, since December 31, 2004, any loss or interference with its business from fire, explosion, flood, hurricane, accident or other calamity, whether or not covered by insurance, or from any labor dispute or arbitrators’ or court or governmental action, order or decree that could reasonably be expected to have a Material Adverse Effect, otherwise than as set forth in the Prospectus.

(lll) any certificate signed by any officer of the Company, the Partnership, or any Subsidiary delivered to the Representatives or to counsel for the Underwriters pursuant to or in connection with this Agreement shall be deemed a representation and warranty by the Company and the Partnership to each Underwriter as to the matters covered thereby.

4.	Certain Covenants:

The Company and the Partnership hereby agree with each Underwriter:

(a) the Company will use its best efforts to cause the Registration Statement, if not effective at the Execution Time, and any amendment thereof, to become effective. Prior to the termination of the offering of the Shares, the Company will not file any amendment of the Registration Statement or supplement to the Prospectus or any Rule 462(b) Registration Statement unless the Company has furnished you a copy for your review prior to filing and will not file any such proposed amendment or supplement to which you reasonably object. Subject to the foregoing sentence, if the Registration Statement has become or becomes effective pursuant to Rule 430A, or filing of the Prospectus is otherwise required under Rule 424(b), the Company will cause the Prospectus, properly completed, and any supplement thereto to be filed in a form approved by the Representatives with the Commission pursuant to the applicable paragraph of Rule 424(b) within the time period prescribed and will provide evidence satisfactory to the Representative of such timely filing. The Company will promptly advise the Representatives (i) when the Registration Statement, if not effective at the Execution Time, shall have become effective, (ii) when the Prospectus, and any supplement thereto, shall have been filed (if required) with the Commission pursuant to Rule 424(b) or when any Rule 462(b) Registration Statement shall have been filed with the Commission, (iii) when, prior to termination of the offering of the Securities, any amendment to the Registration Statement shall have been filed or become effective, (iv) of any request by the Commission or its staff for any amendment of the Registration Statement, or any Rule 462(b) Registration Statement, or for any supplement to the Prospectus or for any additional information, (v) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the institution or threatening of any proceeding for that purpose and (vi) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Shares for sale in any jurisdiction or the institution or threatening of any proceeding for such purpose. The Company will use its best efforts to prevent the issuance of any such stop order or the suspension of any such qualification and, if issued, to obtain as soon as possible the withdrawal thereof.

(b) if, at any time when a prospectus relating to the Shares is required to be delivered under the Securities Act, any event occurs as a result of which the Prospectus as then supplemented would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in the light of the circumstances under which they were made not misleading, or if it shall be necessary to amend the Registration Statement or supplement the Prospectus to comply with the Securities Act, the Company promptly will (i) notify the Representative of any such event, (ii) prepare and file with the Commission, subject to the second sentence of paragraph (a) of this Section 4, an amendment or supplement that will correct such statement or omission or effect such compliance; and (iii) supply any supplemented Prospectus to you in such quantities as you may reasonably request.

(c) as soon as practicable, the Company will make generally available to its security holders and to the Representatives an earnings statement or statements of the Company and its subsidiaries which will satisfy the provisions of Section 11(a) of the Act and Rule 158 under the Securities Act.

(d) the Company will furnish to the Representatives and counsel for the Underwriters signed copies of the Registration Statement (including exhibits thereto) and to each other Underwriter a copy of the Registration Statement (without exhibits thereto) and, so long as delivery of a prospectus by an Underwriter or dealer may be required by the Act, as many copies of each Preliminary Prospectus and the Prospectus and any supplement thereto as the Representative may reasonably request. The Prospectus shall be so furnished on or prior to 3:00 p.m., New York time, on the business day following the later of Execution Time or the Effective Date of the Registration Statement. All other documents shall be so furnished as soon as available. The Company will pay the expenses of printing and distributing to the Underwriters all such documents. The aforementioned documents furnished to the Underwriters or to any dealer shall be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(e) during the period from the date of this Agreement through the two year anniversary hereof, the Company will furnish upon request to the Representatives and, upon request, to each of the other Underwriters, as soon as practicable after the end of each fiscal year, a copy of its annual report to stockholders for such year; and the Company will furnish upon request to the Representatives as soon as available, a copy of each report and any definitive proxy statement of the Company filed with the Commission under the Exchange Act or mailed to stockholders.

(f) the Company will arrange, if necessary, for the qualification of the Shares for sale under the laws of such jurisdictions as the Representatives may designate and will maintain such qualifications in effect so long as required for the distribution of the Shares; provided, however, that in no event shall the Company be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action that would subject it to service of process in suits, other than those arising out of the offering or sale of the Shares, in any jurisdiction where it is not now so subject.

(g) to file promptly with the Commission any amendment to the Registration Statement or the Prospectus or any supplement to the Prospectus that may, in the judgment of the Company or the Representatives, be required by the Securities Act or requested by the Commission.

(h) to furnish to each Representative, not less than one business day before filing with the Commission subsequent to the effective date of the Prospectus and during the period in which a prospectus relating to the Shares is required to be delivered under the Securities Act in connection with sales by any Underwriter or dealer, a copy of any document proposed to be filed with the Commission pursuant to Section 13, 14, or 15(d) of the Exchange Act or with the New York Stock Exchange and during such period to file all such documents in the manner and within the time periods required by the Exchange Act, the Sarbanes-Oxley Act and the rules of the New York Stock Exchange.

(i) to apply the net proceeds from the sale of the Shares in the manner described under the caption “Use of Proceeds” in the Prospectus.

(j) to effect the listing of the Shares on the New York Stock Exchange, subject to notice of issuance, and use commercially reasonable efforts to comply at all times with the listing requirements of the New York Stock Exchange or another national securities exchange, as amended from time to time, and use its commercially reasonable efforts to maintain such listing on the New York Stock Exchange or another national securities exchange.

(k) to engage and maintain, at its expense, a registrar and transfer agent for the Shares.

(l) to refrain during a period of 180 days from the date of the Prospectus, without the prior written consent of the Representatives (which consent may be withheld at the sole discretion of the Representatives), from, directly or indirectly, (i) offering, pledging, selling, contracting to sell, selling any option or contract to purchase, purchasing any option or contract to sell, granting any option for the sale of, establishing or increasing an open “put equivalent position” within the meaning of Rule 16a-1(h) under the Exchange Act, liquidating or decreasing an open “call equivalent position” within the meaning of Rule 16a-1(b) under the Exchange Act, or otherwise disposing of or transferring, (or entering into any transaction or device which is designed to, or could be expected to, result in the disposition by any person at any time in the future of), any share of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock, or filing any registration statement under the Securities Act with respect to any of the foregoing (provided that the Company may file a registration statement solely for the resale of Common Stock in accordance with the Registration Rights Agreement, dated July 7, 2004, among the Company, the Partnership, Friedman, Billings, Ramsey & Co., Inc. and the Holders (as defined therein) and may file a registration statement on Form S-8 solely with respect to the Company’s 2004 Stock Option and Equity Incentive Plan), or (ii) entering into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Common Stock, whether any such swap or transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise; provided, however, that (A) the Company may offer and issue its Common Stock under the Company’s 2004 Stock Option and Equity Incentive Plan and (B) the Company may offer and issue Common Stock or Units in the Partnership as consideration for the Company’s or the Partnership’s acquisition of real property, but only if, in the case of both (A) and (B) above, the holders of such shares or Units agree in writing not to sell, offer, dispose of or otherwise transfer any such shares or Units during such 180 day period without the prior written consent of the Representatives (which consent may be withheld at the sole discretion of the Representatives) .

(m) not to, and to use its best efforts to cause its officers, directors, partners and affiliates, as applicable, not to, (i) take, directly or indirectly prior to termination of the underwriting syndicate contemplated by this Agreement, any action designed to stabilize or manipulate the price of any security of the Company, or which may cause or result in, or which might in the future reasonably be expected to cause or result in, the stabilization or manipulation of the price of any security of the Company, to facilitate the sale or resale of any of the Shares, (ii) sell, bid for, purchase or pay anyone any compensation for soliciting purchases of the Shares or (iii) pay or agree to pay to any person any compensation for soliciting any order to purchase any other securities of the Company.

(n) that the Company will comply in all material respects with all applicable securities and other applicable laws, rules and regulations, including, without limitation, the Sarbanes-Oxley Act, and use its commercially reasonable efforts to cause the Company’s directors and officers, in their capacities as such, to comply in all material respects with such laws, rules and regulations, including, without limitation, the provisions of the Sarbanes-Oxley Act in each case, upon and at all times after the applicable compliance date (if any).

(o) that the Company will comply with all of the provisions of any undertakings in the Registration Statement.

(p) that for so long as any Registrable Shares (as defined in the Registration Rights Agreement) are outstanding the Company will use its commercially reasonable efforts to take such actions as are necessary or appropriate to qualify the Company as a REIT under the Code for the taxable year ending December 31, 2005 and thereafter and shall not take any action to revoke or otherwise terminate the Company’s REIT election pursuant to Section 856(g) of the Code, except as otherwise determined by the Board of Directors of the Company to be in the best interests of stockholders.

(q) that the Company shall not invest, or otherwise use the proceeds received by the Company from its sale of the Shares in such a manner as would require the Company or any of its Subsidiaries to register as an investment company under the Investment Company Act.

(r) the Company will properly and timely elect to be taxed as a real estate investment trust under the Code commencing with the taxable year ending December 31, 2005.

(s) in connection with the Proposed Acquisitions, that the Company shall or shall cause a subsidiary to, enter into (i) the Proposed Leases that are, in all material respects, in the form of the Leases, and (ii) the Proposed Management Agreements that are in the same form as provided to the Representatives prior to the date hereof.

(t) that that the Company shall use its commercially reasonable efforts to (i) complete the closing of the Pending Acquisitions on materially the same terms as are described in the Registration Statement and the Prospectus and including completion of the mortgage debt financing with respect to the Marriott Los Angeles Airport and the Renaissance Worthington hotels on materially the same terms as are described in the Registration Statement and Prospectus; (ii) enter into the Line of Credit by June 30, 2005, on materially the same terms as are described in the Prospectus; and (iii) in the event that the Company is unable to complete the closings of the Pending Acquisitions within a reasonable time period following the time periods described for such acquisitions in the Registration Statement and the Prospectus, apply the net proceeds of the sale of the Shares designated for such Pending Acquisitions to acquire hotel properties that in the judgment of the Company’s Board of Directors have economic terms reasonably comparable to the Pending Acquisition Hotels.

(u) that, in connection with the Directed Share Program, the Company will ensure that the Directed Shares will be restricted to the extent required by the NASD or the NASD rules from sale, transfer, assignment, pledge or hypothecation for a period of three months following the date of the effectiveness of the Registration Statement; that the

Representatives will notify the Company as to which participants will need to be so restricted; and that the Company will direct the transfer agent to place stop transfer restrictions upon such securities for such period of time; and that, should the Company release, or seek to release, from such restrictions any of the Directed Shares, the Company agrees to reimburse the Underwriters for any reasonable expenses (including, without limitation, legal expenses) they incur in connection with such release.

5.	Payment of Expenses:

(a) The Company agrees to pay all costs and expenses incident to the performance of its obligations under this Agreement, whether or not the transactions contemplated hereunder are consummated or this Agreement is terminated, including expenses, fees and taxes in connection with (i) the preparation and filing of the Registration Statement (including without limitation financial statements, exhibits, schedules and consents), each Preliminary Prospectus, the Prospectus, and any amendments or supplements thereto, and the printing and furnishing of copies of each thereof to the Underwriters and to dealers (including costs of mailing and shipment) as may be reasonably requested, (ii) the preparation and filing of the Registration Statement on Form 8-A registering the Common Stock under the Exchange Act, (iii) the preparation, issuance and delivery of the certificates for the Shares to the Underwriters, including any stock or other transfer taxes or duties payable upon the sale of the Shares to the Underwriters, (iv) the printing of this Agreement and any dealer agreements and furnishing copies of each to the Underwriters and to dealers (including costs of mailing and shipment), (v) all fees and expenses of the Company’s independent public or certified public accountants and other advisors, and all fees and expenses of counsel (including local and special counsel) of the Company, (vi) the qualification of the Shares for offering and sale under state laws that the Company and the Representatives have mutually agreed are appropriate and the determination of their eligibility for investment under state law as aforesaid (including with respect to such qualification and determination of eligibility the reasonable legal fees and filing fees and other disbursements of counsel for the Underwriters) and the printing and furnishing of copies of any blue sky surveys or legal investment surveys to the Underwriters and to dealers, (vii) filing for review of the public offering of the Shares by the NASD (including the filing fees and other reasonable disbursements of counsel for the Underwriters relating thereto), (viii) the fees and expenses of any transfer agent or registrar for the Shares and miscellaneous expenses referred to in the Registration Statement, (ix) the fees and expenses incurred in connection with the inclusion of the Shares for trading on the New York Stock Exchange, (x) all costs and expenses of the Company incurred in connection with the marketing of the Shares, including costs and expenses incident to the travel and accommodation of the Company’s employees in making road show presentations with respect to the offering of the Shares (other than (A) the Representatives’ direct costs and expenses associated with the road show and (B) the Underwriters shall pay 50% of the costs of chartered aircraft and automobiles), (xi) preparing and distributing copies of closing documents for the Representatives and their legal counsel, and (xii) the performance of the Company’s other obligations hereunder. Upon the request of the Representatives, the Company will provide funds in advance for filing fees. It is understood, however, that except as provided in this Section 5(a) and Sections 5(c), 9(a) and 9(b) hereof, the Underwriters will pay all of their own costs and expenses, including the fees and disbursements of their counsel, stock transfer taxes payable on resale of any of the Shares by them and any advertising expenses connected with any offers they make.

(b) If the sale of the Shares provided for herein is not consummated because any condition to the obligations of the Underwriters set forth in Section 6 hereof is not satisfied, because of any termination pursuant to Section 7 hereof or because of any refusal, inability or failure on the part of the Company to perform any agreement herein or comply with any provision hereof other than by reason of a default by any of the Underwriters, the Company will reimburse the Underwriters severally through the Representatives on demand for all out-of-pocket expenses (including reasonable fees and disbursements of counsel) that shall have been incurred by them in connection with the proposed purchase and sale of the Shares.

6.	Conditions of the Underwriters’ Obligations:

(a) The obligations of the Underwriters hereunder to purchase Shares on the First Closing Date or on each Option Closing Date, as applicable, are subject to the accuracy of the representations and warranties on the part of the Company hereunder and under the Agreement and Power of Attorney on the date hereof and on the First Closing Date and on each Option Closing Date, as applicable, the performance by the Company of their respective covenants and other obligations hereunder and under the Agreement and Power of Attorney and to the satisfaction of the following further conditions at the First Closing Date or on each Option Closing Date, as applicable:

(b) The Company shall furnish to the Representatives on the First Closing Date and on each Option Closing Date an opinion of Goodwin Procter LLP, counsel for the Company and the Subsidiaries (and the Representatives shall have received an additional six conformed copies of such counsel’s legal opinion for each of the several Underwriters), addressed to the Underwriters and dated the First Closing Date and each Option Closing Date, as applicable, and in form and substance satisfactory to Hunton & Williams LLP, counsel for the Underwriters, in the form of Exhibit B.

(c) The Company shall furnish to the Representatives on the First Closing Date and on each Option Closing Date an opinion of Michael D. Schecter, counsel for the Company and the Subsidiaries (and the Representatives shall have received an additional six conformed copies of such counsel’s legal opinion for each of the several Underwriters), addressed to the Underwriters and dated the First Closing Date and each Option Closing Date, as applicable, and in form and substance satisfactory to Hunton & Williams LLP, counsel for the Underwriters, in the form of Exhibit C.

(d) The Company shall furnish to the Representatives on the First Closing Date and on each Option Closing Date an opinion of Goodwin Procter LLP, counsel for the Company and the Subsidiaries (and the Representatives shall have received an additional six conformed copies of such counsel’s legal opinion for each of the several Underwriters), as to tax matters, addressed to the Underwriters and dated the First Closing Date and each Option Closing Date, as applicable, and in form and substance satisfactory to Hunton & Williams LLP, counsel for the Underwriters, in the form of Exhibit D.

(e) The Representatives shall have received from KPMG LLP and PricewaterhouseCoopers LLP, at the Execution Time, the First Closing Date and each Option Closing Date, letters dated, respectively, as of the Execution Time, the First Closing Date and

each Option Closing Date, as the case may be, addressed to the Representatives, in form and substance satisfactory to the Representatives, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to financial statements and certain financial information contained in the Registration Statement and Prospectus. Such letters shall address the audited financial statements, unaudited interim financial statements, pro forma financial statements and shall provide customary negative assurances with respect to such letters received on the First Closing Date and each Option Closing Date, the affirmation of statements made in letters previously furnished shall be as of a date not more than two (2) Business Days prior to such First Closing Date or Option Closing Date.

(f) The Representatives shall have received at the First Closing Date and on each Option Closing Date, as applicable, the favorable opinion of Hunton & Williams LLP, dated the First Closing Date or such Option Closing Date, addressed to the Representatives and in form and substance satisfactory to the Representatives.

(g) No amendment or supplement to the Registration Statement or Prospectus shall have been filed to which the Underwriters shall have objected.

(h) (A) no stop order suspending the effectiveness of the Registration Statement or any post-effective amendment to the Registration Statement or any order preventing or suspending the use of any Preliminary Prospectus or Prospectus or any supplement thereto shall have been issued or be in effect, and no proceedings for such purpose shall have been initiated or threatened, by the Commission, and no suspension of the qualification of the Shares for offering or sale in any jurisdiction, or the initiation or threatening of any proceedings for any of such purposes, shall have occurred; (B) all requests for additional information on the part of the Commission shall have been complied with to the reasonable satisfaction of the Representatives; and (C) the Registration Statement and the Prospectus and any amendment or supplement thereto shall not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(i) The Company shall have filed the Prospectus with the Commission (including the information required by Rule 430A under the Securities Act) in the manner and within the time period required by Rule 424(b) under the Securities Act; or the Company shall have filed a post-effective amendment to the Registration Statement containing the information required by such Rule 430A, and such post-effective amendment shall have become effective; or, if the Company elected to rely upon Rule 434 under the Securities Act and obtained the Representatives’ consent thereto, the Company shall have filed a term sheet with the Commission in the manner and within the time period required by such Rule 424(b).

(j) Since the dates as of which information is given in the Registration Statement (exclusive of any amendment thereof) and the Prospectus (exclusive of any amendment thereof) there shall not have been any Material Adverse Effect, and no transaction shall have been entered into by the Company or any of the Subsidiaries, in each case, that the Representatives’ sole judgment, makes it impracticable or inadvisable to proceed with the public offering of the Shares as contemplated by the Registration Statement.

(k) The Shares shall have been approved for listing on the New York Stock Exchange.

(l) The NASD shall not have raised any objection with respect to the fairness and reasonableness of the underwriting terms and arrangements.

(m) The closing of the sale of the Marriott Shares shall occur concurrently with the closing described herein.

(n) Each of the Acquisition Agreements and the Commitment Letters shall be in full force and effect on the first Closing Date and on each Option Closing Date with no materially adverse changes to the terms thereof from those set forth in the agreements provided to the Representatives prior to the Execution Time.

(o) The Representatives shall have received letter agreements from Marriott International, Inc., and each officer and director of the Company substantially in the form of Exhibit A attached hereto, and such letter agreements shall be in full force and effect.

(p) The Representatives shall have received, at the First Closing Date and on each Option Closing Date, a certificate of the duly authorized Chairman and Chief Executive Officer or President and Chief Operating Officer and the Executive Vice President, Chief Financial Officer and Treasurer of the Company and the Partnership, dated as of such First Closing Date or Option Closing Date, to the effect that the signers of such certificates have carefully examined the Prospectus, any amendment or supplement to the Prospectus and this Agreement, and that:

(i) the representations and warranties of the Company and the Partnership in this Agreement are true and correct, as if made on and as of the date hereof, and the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the date hereof;

(ii) no stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto has been issued and no proceedings for that purpose have been instituted or are pending or, to the Company’s knowledge, threatened;

(iii) when the Registration Statement initially became effective and at all times subsequent thereto up to the date hereof, the Registration Statement and the Prospectus, and any amendments or supplements thereto contained all material information required to be included therein by the Securities Act or the Exchange Act and the applicable rules and regulations of the Commission thereunder, as the case may be, and in all material respects conformed to the requirements of the Securities Act or the Exchange Act and the applicable rules and regulations of the Commission thereunder, as the case may be; the Registration Statement and the Prospectus, and any amendments or supplements thereto, did not and do not include any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and since the effective date of the Registration

Statement, there has occurred no event required to be set forth in an amendment or supplemented Prospectus which has not been so set forth; and

(iv) subsequent to the date of the most recent financial statements included in the Prospectus (exclusive of any supplement thereto), there has not been (a) any Material Adverse Effect, (b) any transaction that is material to the Company and the Subsidiaries considered as one enterprise, (c) any obligation, direct or contingent, that is material to the Company and the Subsidiaries considered as one enterprise, incurred by the Company or the Subsidiaries, (d) any change in the capitalization of the Company or any Subsidiary that is material to the Company and the Subsidiaries considered as one enterprise, or (e) any dividend or distribution of any kind declared, paid or made on the capital stock of the Company or the capital stock, limited liability company membership interests or partnership interest of any Subsidiary, except in case of each of clauses (a) through (e) above, as set forth in or contemplated in the Prospectus (exclusive of any supplement thereto).

(q) The Representatives shall receive, at the First Closing Date and on each Option Closing Date, a certificate of the Secretary of the Company and the Partnership certifying as to (i) the Articles and any amendments thereto, (ii) the Bylaws and any amendments thereto, (iii) resolutions of the Board of Directors of the Company authorizing the execution and delivery of this Agreement, the issuance and sale of the Shares and performance of the Company’s and the Partnership’s other obligations under this Agreement and the other offering documents, (iv) the Certificate of Limited Partnership of the Partnership and the Partnership Agreement and any amendments thereto, (v) correspondence with the Commission, (vi) a specimen Common Stock certificate, (vii) the number of shares of Common Stock authorized and reserved for issuance by the Company and (viii) the minute books of the Company.

(r) The Company and the Partnership shall have furnished to the Underwriters such other documents and certificates as to the accuracy and completeness of any statement in the Registration Statement and the Prospectus and any amendment thereof or supplement thereto, the representations, warranties and statements of the Company and the Partnership contained herein and the performance by the Company and the Partnership of their covenants contained herein, and the fulfillment of any conditions contained herein, as of the First Closing Date or any Option Closing Date, as the Underwriters may reasonably request.

7.	Termination:

The obligations of the several Underwriters hereunder shall be subject to termination in the absolute discretion of the Representatives, at any time prior to the First Closing Date or any Option Closing Date, (i) if any of the conditions specified in Section 6 shall not have been fulfilled when and as required by this Agreement to be fulfilled, or (ii) if there has been, in the judgment of the Representatives, since the respective dates as of which information is given in the Registration Statement, any Material Adverse Effect, or material change in management of the Company or any Subsidiary, whether or not arising in the ordinary course of business, or (iii) if there has occurred any outbreak or escalation of national or international hostilities, other national or international calamity or crisis (including without limitation any terrorist or similar attack), any change in the United States or international financial markets, or any substantial change in United States’ or international economic, political, financial or other conditions, the effect of which on the financial markets of the United States is such as to make it, in the sole judgment of the Representatives, impracticable to market the Shares in the manner and on the terms described in the Prospectus (exclusive of any supplement thereto) or enforce contracts for the sale of the Shares, or (iv) if trading in any securities of the Company has been suspended by the Commission or by the New York Stock Exchange, or if trading generally on the New York Stock Exchange or in the Nasdaq Stock Market has been suspended (including an automatic halt in trading pursuant to market-decline triggers, other than those in which solely program trading is temporarily halted), or limitations on prices for trading (other than limitations on hours or numbers of days of trading) have been fixed, or maximum ranges for prices for securities have been required, by such exchange or the NASD or by order of the Commission or any other governmental authority, or (v) a general banking moratorium shall have been declared by any federal, New York or Maryland authorities or (vi) any federal or state statute, regulation, Rule or order of any court or other governmental authority has been enacted, published, decreed or otherwise promulgated which, in the reasonable opinion of the Representatives, materially adversely affects or will materially adversely affect the business or operations of the Company, or (vii) any action has been taken by any federal, state or local government or agency in respect of its monetary or fiscal affairs which, in the reasonable opinion of the Representatives, has a material adverse effect on the securities markets in the United States, or (viii) the Company shall have sustained a loss by strike, fire, flood, earthquake, accident or other calamity of such character as in the reasonable judgment of the Representatives may interfere materially with the conduct of the business and operations of the Company regardless of whether or not such loss shall have been insured.

If the Representatives elect to terminate this Agreement as provided in this Section 7, the Company and the Underwriters shall be notified promptly by telephone, promptly confirmed by facsimile.

If the sale to the Underwriters of the Shares, as contemplated by this Agreement, is not carried out by the Underwriters for any reason permitted under this Agreement or if such sale is not carried out because the Company shall be unable to comply in all material respects with any of the terms of this Agreement, the Company shall not be under any obligation or liability under this Agreement (except to the extent provided in Sections 5 and 9 hereof) and the Underwriters shall be under no obligation or liability to the Company under this Agreement (except to the extent provided in Section 9 hereof) or to one another hereunder.

8.	Increase in Underwriters’ Commitments:

If any one or more Underwriters shall fail to purchase and pay for any of the Securities agreed to be purchased by such Underwriter or Underwriters hereunder and such failure to purchase shall constitute a default in the performance of its or their obligations under this Agreement, the remaining Underwriters shall be obligated severally to take up and pay for (in the respective proportions which the amount of Shares set forth opposite their names in Schedule II hereto bears to the aggregate amount of Shares set forth opposite the names of all the remaining Underwriters) the Shares which the defaulting Underwriter or Underwriters agreed but failed to purchase; provided, however, that in the event that the aggregate amount of Shares which the defaulting Underwriter or Underwriters agreed but failed to purchase shall exceed

10% of the aggregate amount of Shares set forth in Schedule II hereto, the remaining Underwriters shall have the right to purchase all, but shall not be under any obligation to purchase any, of the Securities, and if such nondefaulting Underwriters do not purchase all the Shares, this Agreement will terminate without liability to any nondefaulting Underwriter or the Company. In the event of a default by any Underwriter as set forth in this Section 8, the First Closing Date shall be postponed for such period, not exceeding five Business Days, as the Representatives shall determine in order that the required changes in the Registration Statement and the Prospectus or in any other documents or arrangements may be effected. Nothing contained in this Agreement shall relieve any defaulting Underwriter of its liability, if any, to the Company and any nondefaulting Underwriter for damages occasioned by its default hereunder.

9.	Indemnity and Contribution by the Company, the Partnership and the Underwriters:

(a) The Company and the Partnership, jointly and severally, agree to indemnify, defend and hold harmless each Underwriter, its directors, officers, employees and agents, and any person who controls any Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any loss, liability, damage, claim or expenses, as incurred, which, jointly or severally, they or any of them may incur under the Securities Act, the Exchange Act or other federal or state statutory law or regulation or at common law or otherwise, insofar as such loss, expense, liability, damage or claim arises out of or is based upon (A) any untrue statement or alleged untrue statement of a material fact contained in the registration statement for the registration of the Shares as originally filed or in any amendment thereof, or in any Preliminary Prospectus or the Prospectus, or in any amendment thereof or supplement thereto, or (B) any omission or alleged omission to state a material fact required to be stated in any such registration statement or Preliminary Prospectus or the Prospectus or in any amendment thereof or supplement thereto or any Application or necessary to make the statements made therein not misleading; and to reimburse each Underwriter and each such controlling person for any and all expenses (including the fees and disbursements of counsel chosen by the Representatives) as such expenses are reasonably incurred by such Underwriter or such controlling person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action; except insofar as any such loss, expense, liability, damage or claim arises out of or is based upon any untrue statement or alleged untrue statement or omission or alleged omission of a material fact contained in and in conformity with information furnished in writing by the Underwriters through the Representatives to the Company expressly for use in such Registration Statement or Prospectus (such information being limited to that described in the penultimate sentence of the first paragraph of Section 9(b)). The indemnity agreement set forth in this Section 9(a) shall be in addition to any liability which the Company may otherwise have.

If any action is brought against an Underwriter or controlling person in respect of which indemnity may be sought against the Company or the Partnership pursuant to subsection (a), above, such Underwriter shall promptly notify the Company, in writing of the institution of such action, and the Company shall assume the defense of such action, including the employment of counsel and payment of expenses; provided, however, that any failure to so notify the Company will not relieve the Company or the Partnership of any obligation hereunder, unless and except to the extent that it did not otherwise learn of such action and such failure results in the forfeiture by the Company of substantial rights and defenses and such failure will not, in any event, relieve the Company or the Partnership from any obligations to any indemnified party other than the indemnification obligation provided in Section 9(a). Such Underwriter or controlling person shall have the right to employ its or their own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of such Underwriter or such controlling person unless the employment of such counsel shall have been authorized in writing by the Company in connection with the defense of such action, or the Company or the Partnership shall not have employed counsel to have charge of the defense of such action within a reasonable time or such indemnified party or parties shall have reasonably concluded (based on the advice of counsel) that there may be defenses available to it or them which are different from or additional to those available to the Company or the Partnership (in which case the Company and the Partnership shall not have the right to assume the defense of such action on behalf of the indemnified party or parties), in any of which events such fees and expenses shall be borne by the Company and the Partnership and paid as incurred (it being understood, however, that the Company and the Partnership shall not be liable for the expenses of more than one separate firm of attorneys for the Underwriters or controlling persons in any one action or series of related actions in the same jurisdiction (other than local counsel in any such jurisdiction) representing the indemnified parties who are parties to such action). Anything in this paragraph to the contrary notwithstanding, the Company shall not be liable for any settlement of any such claim or action effected without its consent. An indemnifying party shall not, without the prior written consent of the indemnified parties, which consent shall not be unreasonably withheld, settle or compromise or consent to the entry of judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability on claims that are the subject matter of such action, suit or proceeding.

(b) Each Underwriter agrees, severally and not jointly, to indemnify, defend and hold harmless the Company and the Partnership, the Company’s directors, the Company’s officers that signed the Registration Statement, and any person who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any loss, liability, damage, claim or expense, as incurred, which, jointly or severally, the Company, the Partnership, or any such person may incur under the Securities Act, the Exchange Act or other federal or state statutory law or regulation, or at common law or otherwise , but only insofar as such loss, expense, liability, damage or claim arises out of or is based upon (A) any untrue statement or alleged untrue statement of a material fact contained in and in conformity with information furnished in writing by such Underwriter through the Representatives to the Company expressly for use in the registration statement for the registration of the Shares as originally filed or in any amendment thereof, or in any Preliminary Prospectus or the Prospectus, or in any amendment thereof or supplement thereto, or (B) any omission or alleged omission to state a material fact in connection with such information required to be stated either in such registration statement or any Preliminary Prospectus or the Prospectus or in any amendment thereof or supplement thereto or necessary to make such information not misleading; and to reimburse the Company, the Partnership, any such director or officer of the Company, or controlling person for any legal and other expense reasonably incurred by the Company, the Partnership, any such director or officer of the Company or controlling person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action. Each of the Company and the Partnership hereby acknowledges that the statements set forth in paragraphs                      under the caption “Underwriting” in the Preliminary Prospectus and the Prospectus constitute the only information furnished by or on behalf of any Underwriter through the Representatives to the Company for purposes of Section 3(b) and this Section 9. The indemnity agreement set forth in this Section 9(b) shall be in addition to any liabilities that such Underwriter may otherwise have.

If any action is brought against the Company, the Partnership, any such director or officer of the Company or any such controlling person in respect of which indemnity may be sought against any Underwriter pursuant to the foregoing paragraph, the Company, the Partnership, such director or officer of the Company, or such person shall promptly notify the Representatives in writing of the institution of such action and the Representatives, on behalf of the Underwriters, shall assume the defense of such action, including the employment of counsel and payment of expenses; provided, however, that any failure to notify the Representatives will not relieve the Underwriters of any obligation hereunder, unless and except to the extent the Representatives did not otherwise learn of such action and such failure results in the forfeiture by the Underwriters of substantial rights and defenses and such failure will not, in any event, relieve the Underwriters from any obligations to any indemnified party other than the indemnification obligation provided in Section 9(b). The Company, the Partnership, such director or officer of the Company, or such person shall have the right to employ its own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of the Company, the Partnership, such director or officer of the Company, or such person unless the employment of such counsel shall have been authorized in writing by the Representatives in connection with the defense of such action or the Representatives shall not have employed counsel to have charge of the defense of such action within a reasonable time or such indemnified party or parties shall have reasonably concluded (based on the advice of counsel) that there may be defenses available to it or them which are different from or additional to those available to the Underwriters (in which case the Representatives shall not have the right to assume the defense of such action on behalf of the indemnified party or parties), in any of which events such fees and expenses shall be borne by such Underwriter and paid as incurred (it being understood, however, that the Underwriters shall not be liable for the expenses of more than one separate firm of attorneys in any one action or series of related actions in the same jurisdiction (other than local counsel in any such jurisdiction) representing the indemnified parties who are parties to such action). Anything in this paragraph to the contrary notwithstanding, no Underwriter shall be liable for any settlement of any claim or action effected without the written consent of the Representatives. An indemnifying party shall not, without the prior written consent of the indemnified parties, which consent shall not be unreasonably withheld, settle or compromise or consent to the entry of judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability on claims that are the subject matter of such action, suit or proceeding.

(c) If the indemnification provided for in this Section 9 is unavailable or insufficient to hold harmless an indemnified party under this Section 9 in respect of any losses, expenses, liabilities, damages or claims referred to therein, then each applicable indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the aggregate amount paid or payable by such indemnified party as a result of such losses, expenses, liabilities, damages or claims (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Partnership, on the one hand, and the Underwriters, on the other hand, from the offering of the Shares pursuant to this Agreement or (ii) if (but only if) the allocation provided by clause (i) above is not available for any reason, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and the Partnership, on the one hand, and of the Underwriters, on the other hand, in connection with the statements or omissions which resulted in such losses, expenses, liabilities, damages or claims, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Partnership, on the one hand, and the Underwriters, on the other hand, in connection with the offering of the Shares pursuant to this Agreement shall be deemed to be in the same proportion as the total proceeds from the offering (net of the underwriting discount but before deducting expenses) received by the Company (which, for purposes of this subsection, account for the relative benefits received by the Partnership) bear to the underwriting discounts and commissions received by the Underwriters. The relative fault of the Company, of the Partnership and of the Underwriters shall be determined by reference to, among other things, whether the untrue statement or alleged untrue statement of a material fact or omission or alleged omission relates to information supplied by the Company or the Partnership, on one hand, or by the Underwriters, on the other hand, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid or payable by a party as a result of the losses, claims, damages and liabilities referred to above shall be deemed to include any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any claim or action. The provisions set forth in Sections 9(a) and (b) with respect to notice of commencement of any action shall apply if a claim for contribution is to be made under this Section 9(c); provided, however, that no additional notice shall be required with respect to any action for which notice has been given under Section 9(a) and 9(b) for purposes of indemnification.

(d) The Company, the Partnership and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 9 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in subsection (c)(i), and if applicable (ii), above. Notwithstanding the provisions of this Section 9, no Underwriter shall be required to contribute any amount in excess of the underwriting discounts and commissions applicable to the Shares purchased by such Underwriter. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations to contribute pursuant to this Section 9 are several in proportion to their respective underwriting commitments and not joint. For purposes of this Section 9, each officer and employee of an Underwriter and each person, if any, who controls an Underwriter within the meaning of the Section 15 of the Securities Act and Section 20 of the Exchange Act shall have the same rights to contribution as such Underwriter, and each director of the Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company with the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act shall have the same rights to contribution as the Company.

(e) The Company and the Partnership agree to indemnify and hold harmless each Underwriter, its directors, officers, employees and agents and each person, if any, who controls each Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) (i) caused by any untrue statement or alleged untrue statement of a material fact contained in any material prepared by or with the consent of the Company for distribution to participants in connection with the Directed Share Program, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; (ii) as a result of the failure of any participant to pay for and accept delivery of Directed Shares that the participant has agreed to purchase; or (iii) related to, arising out of, or in connection with the Directed Share Program.

10.	Survival:

The respective indemnities, agreements, representations, warranties and other statements of the Company, of the Partnership, their respective officers and directors, and of the several Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of any Underwriter, the Company, the Partnership or any of its or their partners, officers, directors, trustees or any controlling person, as the case may be, and will survive delivery of and payment for the Shares sold hereunder and any termination of this Agreement.

11.	Notices:

Except as otherwise herein provided, all statements, requests, notices and agreements shall be in writing or by facsimile or telegram, and if to the Underwriters, shall be sufficient in all respects if delivered to Citigroup Global Markets Inc., 388 Greenwich Street, New York, New York 10013, Attention: General Counsel (facsimile no. (212) 816-7912) and to Friedman, Billings, Ramsey & Co., Inc., 1001 19th Street North, Arlington, Virginia 22209, Attention: Syndicate Department (facsimile no. (703) 312-9602), with a copy to Hunton & Williams LLP, Riverfront Plaza, East Tower, 951 East Byrd Street, Richmond, Virginia 23219, Attention: David C. Wright, Esquire (facsimile no. (804) 788-8200); or if to the Company, shall be sufficient in all respects if delivered to the Company at the offices of the Company at 10400 Fernwood Road, Bethesda, Maryland 20817, Attention: Michael D. Schecter (facsimile 301-380-6727), with a copy to Goodwin Procter LLP, Exchange Place, Boston, Massachusetts, 02109, Attention: Gilbert G. Menna, (facsimile no. (617) 523-1231).

12.	Governing Law:

This Agreement will be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed within the State of New York.

13.	Waiver of Jury Trial:

EACH OF THE PARTIES TO THIS AGREEMENT HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT, ANY OF THE OTHER UNDERWRITING DOCUMENTS OR TRANSACTIONS CONTEMPLATED HEREBY AND THEREBY.

14.	Engagement Letter:

All of the obligations, agreements, covenants, representations and warranties under the engagement letter, dated May 10, 2004, between the Company and Friedman, Billings, Ramsey & Co., Inc. (“FBR”), and under the structuring fee letter, dated May 17, 2005, among the Company, FBR and Citigroup Global Markets Inc., shall survive the execution, delivery, any termination and the performance of this Agreement and the consummation of the transactions contemplated hereby without any modification thereof; provided that to the extent there is a conflict between the provisions of such letters and the provisions of this Agreement, the provisions of this Agreement shall prevail to that extent.

15.	Headings:

The section headings in this Agreement have been inserted as a matter of convenience of reference and are not a part of this Agreement.

16.	Partial Unenforceability:

The invalidity or unenforceability of any Section, paragraph or provision of this Agreement shall not affect the validity or enforceability of any other Section, paragraph or provision hereof. If any Section, paragraph or provision of this Agreement is for any reason determined to be invalid or unenforceable, there shall be deemed to be made such minor changes (and only such minor changes) as are necessary to make it valid and enforceable.

17.	Parties at Interest:

The Agreement herein set forth has been and is made solely for the benefit of the Underwriters, the Company, the Partnership and the controlling persons, directors and officers referred to in Sections 9 and 10 hereof, and their respective successors, assigns, executors and administrators. No other person, partnership, association or corporation (including a purchaser, as such purchaser, from any of the Underwriters) shall acquire or have any right under or by virtue of this Agreement.

18.	Entire Agreement; Amendments, Modifications and Waivers:

This Agreement constitutes the entire agreement of the parties to this Agreement and supersedes all prior written or oral and all contemporaneous oral agreements, understandings and negotiations with respect to the subject matter hereof. This Agreement may not be amended or modified unless in writing by all of the parties hereto, and no condition herein (express or implied) may be waived unless waived in writing by each party whom the condition is meant to benefit.

19.	Counterparts and Facsimile Signatures:

This Agreement may be signed by the parties in counterparts which together shall constitute one and the same agreement among the parties. A facsimile signature shall constitute an original signature for all purposes.

20.	Definitions.

The terms which follow, when used in this Agreement, shall have the meanings indicated.

“Business Day” shall mean any day other than a Saturday, a Sunday or a legal holiday or a day on which banking institutions or trust companies are authorized or obligated by law to close in New York City.

“Commission” shall mean the Securities and Exchange Commission.

“Effective Date” shall mean each date and time that the Registration Statement, any post-effective amendment or amendments thereto and any Rule 462(b) Registration Statement became or become effective.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Execution Time” shall mean the date and time that this Agreement is executed and delivered by the parties hereto.

“Preliminary Prospectus” shall mean any preliminary prospectus referred to in Section 3(a) above and any preliminary prospectus included in the Registration Statement at the Effective Date that omits Rule 430A Information.

“Prospectus” shall mean the prospectus relating to the Securities that is first filed pursuant to Rule 424(b) after the Execution Time or, if no filing pursuant to Rule 424(b) is required, shall mean the form of final prospectus relating to the Securities included in the Registration Statement at the Effective Date.

“Registration Statement” shall mean the registration statement referred to in Section 3(a) above, including exhibits and financial statements, as amended at the Execution Time (or, if not effective at the Execution Time, in the form in which it shall become effective) and, in the event any post-effective amendment thereto or any Rule 462(b) Registration Statement becomes effective prior to the Closing Date, shall also mean such registration statement as so amended or such Rule 462(b) Registration Statement, as the case may be. Such term shall include any Rule 430A Information deemed to be included therein at the Effective Date as provided by Rule 430A.

“Rule 424”, “Rule 430A” and “Rule 462” refer to such rules under the Securities Act.

“Rule 430A Information” shall mean information with respect to the Securities and the offering thereof permitted to be omitted from the Registration Statement when it becomes effective pursuant to Rule 430A.

“Rule 462(b) Registration Statement” shall mean a registration statement and any amendments thereto filed pursuant to Rule 462(b) relating to the offering covered by the registration statement referred to in Section 3(a) hereof.

“Securities Act” shall mean the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.

“U.S.” or “United States” shall mean the United States of America (including the states thereof and the District of Columbia), its territories, its possessions and other areas subject to its jurisdiction.

If the foregoing correctly sets forth the understanding among the Company, the Partnership and the Underwriters, please so indicate in the space provided below for the purpose, whereupon this Agreement shall constitute a binding agreement among the Company, the Partnership and the Underwriters.

Very truly yours,

DIAMONDROCK HOSPITALITY COMPANY

By:
By:
Title:

DIAMONDROCK HOSPITALITY L.P.

By:	DIAMONDROCK HOSPITALITY, LLC, its general partner

By:
By:
Title:

Accepted and agreed to as of the date first above written:

CITIGROUP GLOBAL MARKETS INC.

By:
Title:

FRIEDMAN, BILLINGS, RAMSEY & CO., INC.

By:
Title:

For itself and as Representatives of the other Underwriters named on Schedule II hereto.